* As Adopted February 29, 1996 *

               Nelson County Federal Savings and Loan Association

                   DIRECTORS CONSULTATION AND RETIREMENT PLAN

        WHEREAS, Nelson County Federal Savings and Loan Association ("Savings Association") wishes to reward the years of extensive service provided by the current members of the Board of Directors and to continue to attract and to retain the best talent available to serve on its Board of Directors, and

        WHEREAS, it is deemed advisable and in the best interests of the Savings Association to offer such members of the Boards of Directors additional financial incentives in the form of deferred compensation to encourage such participation and service to the Savings Association, as directors, and following retirement as a director to encourage such individuals to continue to serve the Savings Association as a consulting director for a period of time thereafter,

        WHEREAS, at its meeting held on February 29, 1996, the Board of Directors of the Savings Association has authorized and adopted the Nelson County Federal Savings and Loan Association Directors Consultation and Retirement Plan ("Plan"), effective March 1, 1996,

        NOW THEREFORE, BE IT RESOLVED that the Plan shall be implemented effective March 1, 1996, as follows:

                                    ARTICLE I

                                   DEFINITIONS

        The following words and phrases as used herein shall, for the purpose of this Plan and any subsequent amendment thereof, have the following meanings unless a different meaning is plainly required by the content:

        1.1 "Association" or "Savings Association" means Nelson County Federal Savings and Loan Association, Bardstown, Kentucky, or any successor thereto.

        1.2 "Beneficiary" means the surviving spouse of the Participant (if any) as of the date of death of such Participant, and shall specifically include the Participant's estate, should the Participant have no surviving spouse. The term Beneficiary shall also specifically include the estate of a Participant's spouse, if such spouse shall survive the Participant.

        1.3 "Board" means the Board of Directors of the Savings Association, as constituted from time to time and successors thereto.


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        1.4 "Change in Control"  means (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Association or the Corporation; (ii) the execution of an agreement for a merger or recapitalization of the Association or the Corporation or any merger or recapitalization whereby the Association or the Corporation is not the surviving entity; (iii) a change of control of the Association or the Corporation, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Association or the Corporation by any person, trust, entity or group. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

        1.5 "Committee" means the Board or the administrative committee as appointed by the Board pursuant to Section 8.11 herein.

        1.6   "Director" means a member of the Board of the Savings Association.

        1.7 "Disability" (total and permanent disability) means a mental or physical disability which prevents the Director from performing the normal duties of his or her position with the Savings Association. Such disability must have prevented the Director from performing his or her duties for at least six months, and a physician satisfactory to both the Director and the Savings Association must certify that the Director is disabled from performing his or her normal duties with the Savings Association.

        1.8    "Effective Date" means March 1, 1996.

        1.9 "Participant" means a Director serving as such on or after the Effective Date. Such participation shall continue as long as such Participant fulfills all requirements for participation subject to the right of termination, amendment and modification of the Plan hereinafter set forth.

        1.10 "Plan" means the Nelson County Federal Savings and Loan Association Directors Consultation and Retirement Plan herein set forth, as amended from time to time.

        1.11 "Retirement Date" means the date of termination of service as a Director following the participant's completion of not less than 15 years of Board service and attainment of not less than age 65 while serving as a Director.

        1.12 "Service" means all years of service as a member of the Board and all predecessor entities.

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                                   ARTICLE II

                                    BENEFITS

        2.1 Retirement. Upon a Participant's retirement from service as a Director of the Savings Association on or after the Retirement Date, the Savings Association shall pay to the participant a monthly pension in an amount approved by the Board and set forth herein at Article II, Section 2.4, on the first business day of each calendar month commencing on or after the Retirement Date. The payments will continue to be paid on the first business day of each subsequent month until a total of one hundred twenty (120) monthly payments are made to the Participant or the Beneficiary. Except as provided at Article II, Sections 2.2, 2.3, and 2.5 herein, upon a Participant's termination from service as a Director of the Savings Association prior to his or her Retirement Date, the Savings Association shall have no financial obligations to the Participant under the Plan.

        2.2 Change in Control. All benefits payable, or that would become payable if a Director were to retire prior to such Change in Control, shall remain payable thereafter. Upon termination of service following a Change in Control, all benefits shall be deemed payable in accordance with Article II,
Section 2.4; provided that if Participant has not yet attained the Retirement Date as of such date of termination of service, such Participant shall nevertheless be deemed to have served until the Retirement Date as of the date of such termination following a Change of Control, and in order to calculate benefits payable hereunder. Notwithstanding anything herein to the contrary, for purposes of calculation of benefits in accordance with this Section, in the event that a Participant shall not otherwise have commenced receipt of benefits as of the date of a Change of Control, it shall be presumed that such Participant shall have completed not less than fifteen (15) years of service and attained at least age 65 as of such date of a Change of Control and benefits shall be immediately payable as of such date of a Change of Control.

        2.3 Total and Permanent Disability. In the event of the Disability of the Participant, the Participant will be entitled to a monthly pension in the amount specified at Article II, Section 2.4, payable on the first day of the month following certification of such Disability without regard to the actual age of such Participant and presuming that the Participant shall have attained the age of not less than 65 as of the date of such Disability. For purposes of benefits accrual, such Participant's years of service shall be determined based upon the date of certification of such Disability; provided that no benefits shall be payable hereunder if such Participant shall have completed less than ten years of service as of the date of such Disability.

        2.4 Level of Benefit Payments. A Participant who retires as a Director on or after his or her Retirement Date and who enters into an agreement with the Savings Association to be a consulting director of the Savings Association (in a form similar to that contained at Schedule A hereto) shall receive the benefit payments set forth in Section 2.4(a); however, a Participant who terminates service as a Director upon death, disability, or a Change in Control

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shall not be required to enter into such consulting  agreement to be entitled to receive benefits under the Plan.

              a. A retirement and consulting benefit in the form of one hundred twenty (120) monthly payments equal to the product of: (i) the Percentage of the Retirement Benefit Amount specified at Section 2.4(b), (ii) the Retirement Benefit Amount specified at Section 2.4(c) herein, and (iii) the Vested Percentage of the Retirement Benefit Amount specified at Section 2.4(d).

              b. The Percentage of the Retirement Benefit Amount to be paid to a Participant shall be determined as follows:

       Years of Service as of the Retirement Date % of Retirement Benefit Amount

               less than 15 years                                      0%
                   15 or more                                         100%

             c. The Retirement Benefit Amount shall be equal to 100% of the monthly meeting fees payable to a Director of the Savings Association in effect as of the Retirement Date.

             d. The Vested Percentage of the Retirement Benefit Amount to be paid to a Participant shall be as follows:

              Retirement Date              Vested % of Retirement Benefit Amount
              ---------------              -------------------------------------

              Prior to July 1, 1996                      0%
              Between July 1, 1996 and June 30, 1997     33.33%
              Between July 1, 1997 and June 30, 1998     66.67%
              On or after July 1, 1999                   100%

        Notwithstanding anything herein to the contrary at Section 2.4(d), upon the death or Disability of a Participant, upon retirement with not less than 30 years of Service, or upon a Change in Control prior to July 1, 1999, the Vested Percentage of the Retirement Benefit Amount shall equal to 100% for purposes of calculating benefits under Section 2.4.

        2.5 Death of Participant. Upon the death of a Participant who is receiving benefit payments under the Plan prior to his or her death, the remaining payments to be made under the Plan (if any) shall be paid to the Beneficiary after the Participant's death. Upon the death of a Participant who is not receiving benefit payments under the Plan prior to his or her death, the Savings Association shall pay to the Beneficiary a benefit in the form of one hundred twenty (120) monthly payments, as described and in the amount set forth at Article II, Section 2.4. Payment of such benefits shall begin on the first business day of the month immediately

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following  the death of a  Participant.  The one hundred  twenty  (120)  monthly payments will continue to be paid on the first business day of each subsequent month until all payments are made to the Beneficiary. Notwithstanding the foregoing, upon death, a Participant shall be presumed to have completed not less than 15 years of service and attained at least age 65 for purposes of calculating benefits under Section 2.4 of the Plan. If a Beneficiary dies prior to receiving all one hundred twenty (120) monthly payments, the remaining monthly payments will continue to be paid to the Beneficiary's estate, and all obligations of the Savings Association under the Plan shall cease to exist with respect to such Beneficiary only after all one hundred twenty (120) payments have been made.

                                   ARTICLE III

                                    INSURANCE

        3.1 Ownership of Insurance. The Savings Association, in its sole discretion, may elect to purchase one or more life insurance policies on the lives of Participants in order to provide funds to the Savings Association to pay part or all of the benefits accrued under this Plan. All rights and incidents of ownership in any life insurance policy that the Savings Association may purchase insuring the life of the Participant (including any right to proceeds payable thereunder) shall belong exclusively to the Savings Association or its designated Trust, and neither the Participant, nor any beneficiary or other person claiming under or through him or her shall have any rights, title or interest in or to any such insurance policy. The Participant shall not have any power to transfer, assign, hypothecate or otherwise encumber in advance any of the benefits payable thereunder, nor shall any benefits be subject to seizure for the benefit of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any life insurance policy purchased pursuant hereto and any proceeds payable thereunder shall remain subject to the claims of the Savings Association's general creditors.

        3.2 Physical Examination. As a condition of becoming or remaining covered under this Plan, each Participant, as may be requested by the Committee from time to time shall take a physical examination by a physician approved by an insurance carrier. The cost of the examination shall not be borne by the Participant. The report of such examination shall be transmitted directly from the physician to the insurance carrier designated by the Committee to establish certain costs associated with obtaining insurance coverages as may be deemed necessary under this Plan. Such examination shall remain confidential among the Participant, the physician and the insurance carrier and shall not be made available to the Savings Association in any form or manner.

        3.3 Death of Participant. Upon the death of a Participant, the proceeds derived from such insurance policy, if any, shall be paid to the Savings Association or its designated Trust.

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                                   ARTICLE IV

                         TRUST/NON-FUNDED STATUS OF PLAN

        4.1 Trust/Non-Funded Status of Plan. Except as may be specifically provided, nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Savings Association and the Participant or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Savings Association. No person other than the Savings Association shall by virtue of the provisions of this Plan have any interest in such funds. The Savings Association shall not be under any obligation to use such funds solely to provide benefits hereunder, and no representations have been made to any Participant that such funds can or will be used only to provide benefits hereunder. To the extent that any person acquires a right to receive payments from the Savings Association under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Savings Association.

        In order to facilitate the accumulation of funds necessary to meet the costs of the Savings Association under this Plan, the Savings Association may enter into a Trust Agreement. In addition, the Board may (in its sole discretion) place in said Trust such additional amounts as it deems appropriate from time to time. To the extent that the assets of said Trust are not sufficient to pay benefits accrued under this Plan, such payments shall be made from the general assets of the Savings Association.

                                    ARTICLE V

                                     VESTING

        5.1 Vesting. All benefits under this Plan are deemed non-vested and forfeitable prior to a Participants' Retirement Date. Notwithstanding the foregoing, all benefits payable hereunder shall be deemed 100% vested and non-forfeitable by the Participant upon his or her Retirement Date, upon a Participant's termination of service as a Director following a Change in Control, upon the Disability of a Participant, or upon the death of the Participant. Notwithstanding anything herein to the contrary, the Vested Percentage of the Retirement Benefit Amount shall be limited by the provisions of Section 2.4(d).

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



                                   ARTICLE VI

                                   TERMINATION

        6.1 Termination. All rights of the Participant hereunder shall terminate immediately upon the Participant ceasing to be in the active service of the Savings Association prior to the time that benefits payable under the Plan shall be deemed to be 100% non-forfeitable. A leave of absence approved by the Board shall not constitute a cessation of service within the meaning of this Section within the sole discretion of the Committee.

                                   ARTICLE VII

                      FORFEITURE OR SUSPENSION OF BENEFITS

        7.1 Forfeiture or Suspension of Benefits. Notwithstanding any other provision of this Plan to the contrary, benefits shall be forfeited or suspended during any period of paid service with the Savings Association following the commencement of benefit payments, within the sole discretion of the Committee.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

        8.1 Other Benefits. Nothing in this Plan shall diminish or impair the Participant's eligibility, participation or benefit entitlement under any other benefit, insurance or compensation plan or agreement of the Savings Association now or hereinafter in effect.

        8.2 No Effect on Employment. This Plan shall not be deemed to give any Participant or other person in the employ or service of the Savings Association any right to be retained in the employment or service of the Savings Association, or to interfere with the right of the Savings Association to terminate any Participant or such other person at any time and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in this Plan.

        8.3 Legally Binding. The rights, privileges, benefits and obligations under this Plan are intended to be legal obligations of the Savings Association and binding upon the Savings Association, its successors and assigns.

        8.4 Modification. The Savings Association, by action of the Board of Directors, reserves the exclusive right to amend, modify, or terminate this Plan. Any such termination, modification or amendment shall not terminate or diminish any rights or benefits accrued by any Participant prior thereto. The Savings Association shall give thirty (30) days' notice in writing

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to  any  Participant  prior  to  the  effective  date  of  any  such  amendment, modification or termination of this Plan. Notwithstanding the foregoing, in no event shall such benefits payable under the Plan be reduced below those provided for in Section 2.4 herein.

        8.5 Arbitration. Any controversy or claim arising out of or relating to any contract or the breach thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, with such arbitration hearing to be held at the offices of the American Arbitration Association ("AAA") nearest to the home office of the Savings Association, unless otherwise mutually agreed to by the Participant and the Savings Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

        8.6 Limitation. No rights of any Participant are assignable by any Participant, in whole or in part, either by voluntary or involuntary act or by operation of law. Rights of Participants hereunder are not subject to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance or garnishment by creditors of the Participant. Such rights are not subject to the debts, contracts, liabilities, engagements, or torts of any Participant. No Participant shall have any right under this Plan or any Trust referred to in Article IV or against any assets held or acquired pursuant thereto other than the rights of a general, unsecured creditor of the Savings Association pursuant to the unsecured promise of the Savings Association to pay the benefits accrued hereunder in accordance with the terms of this Plan. The Savings Association has no obligation under this Plan to fund or otherwise secure its obligations to render payments hereunder to Participants. No Participant shall have any voice in the use, disposition, or investment of any asset acquired or set aside by the Savings Association to provide benefits under this Plan.

        8.7 ERISA and IRC Disclaimer. It is intended that the Plan be neither an "employee welfare benefit plan" nor an "employee pension benefit plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Further, it is intended that the Plan will not cause the interest of a Participant under the Plan to be includable in the gross income of such Participant prior to the actual receipt of a payment under the Plan for purposes of the Internal Revenue Code of 1986, as amended ("IRC"). No representation is made to any Participant to the effect that any insurance policies purchased by the Savings Association or assets of any Trust established pursuant to this Plan will be used solely to provide benefits under this Plan or in any way shall constitute security for the payment of such benefits. Benefits payable under this Plan are not in any way limited to or governed by the proceeds of any such insurance policies or the assets of any such Trust. No Participant in the Plan has any preferred claim against the proceeds of any such insurance policies or the assets of any such Trust.

        8.8 Conduct of Participants. Notwithstanding anything contained herein to the contrary, no payment of any then unpaid benefits shall be made and all rights under the Plan payable to a Participant, or any other person, to receive payments thereof shall be forfeited if the Participant shall engage in any activity or conduct which in the opinion the Board of the Savings Association is inimical to the best interests of the Savings Association.

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        8.9 Incompetency.  If the Savings Association shall find that any person to whom any payment is payable under the Plan is deemed unable to care for his or her personal affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Savings Association to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine in its sole discretion. Any such payments shall constitute a complete discharge of the liabilities of the Savings Association under the Plan.

        8.10 Construction. The Savings Association shall have full power and authority to interpret, construe and administer this Plan and the Savings Association's interpretations and construction thereof, and actions thereunder, shall be binding and conclusive on all persons for all purposes. Directors of the Savings Association shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own willful, gross misconduct or lack of good faith.

        8.11 Plan Administration. The Board of Directors of the Savings Association shall administer the Plan; provided, however, that the Board may appoint an administrative committee ("Committee") to provide administrative services or perform duties required by this Plan. The Committee shall have only the authority granted to it by the Board.

        8.12 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Kentucky, except to the extent that Federal law shall be deemed to apply. No payments of benefits shall be made hereunder if the Board of the Savings Association, or counsel retained thereby, shall determine that such payments shall be in violation of applicable regulations, or likely result in imposition of regulatory action, by the Office of Thrift Supervision, Federal Deposit Insurance Corporation or other appropriate banking regulatory agencies.

        8.13 Successors and Assigns. The Plan shall be binding upon any successor or successors of the Savings Association, and unless clearly inapplicable, reference herein to the Savings Association shall be deemed to include any successor or successors of the Savings Association.

        8.14 Sole Agreement. The Plan expresses, embodies, and supersedes all previous agreements, understandings, and commitments, whether written or oral, between the Savings Association and any Participants hereto with respect to the subject matter hereof.

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